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EXHIBIT 23.2


                                BRIAN F. FAULKNER
                         A PROFESSIONAL LAW CORPORATION
                         27127 CALLE ARROYO, SUITE 1923
                      SAN JUAN CAPISTRANO, CALIFORNIA 92675
                                 (949) 240-1361


July 17, 2007


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:    Continan Communications, Inc. - Form S-8 POS

Dear Sir/Madame:

       I have acted as counsel to Continan Communications, Inc., a Nevada corporation ("Company"), in connection with its Registration Statement on Form S-8 POS relating to the registration of four million (4,000,000) shares of its common stock ("Shares"), $0.001 par value per Share, which are issuable pursuant to the Company's Amended and Restated 2007 Stock and Option Plan. I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

                                                Sincerely,


                                                /s/ Brian F. Faulkner
                                                ---------------------
                                                Brian F. Faulkner


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